Exhibit 24

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Shareholder and Board of Directors
DT Solutions, Inc.
Norcross, Georgia

We consent to the reference of our firm under the caption "Experts" and to the use of our report dated October 31, 2001 on the April 30, 2001 financial statements in the Form 8-K/A, Amendment No. 1, dated December 10, 2001 of DT Solutions, Inc.

/s/ Stark Winter Schenkein and Co., LLP
Denver, Colorado
December 10, 2001